Exhibit 99.1

MTBC Reports Record Full Year 2020 Results

Company reports record profitability on 63% revenue growth,

guides for further record performance in 2021

SOMERSET, N.J., February 25, 2021 (GLOBE NEWSWIRE) – MTBC, Inc. (the “Company” or “MTBC”) (Nasdaq: MTBC) (Nasdaq: MTBCP), a leading provider of proprietary, cloud-based healthcare IT solutions and services, today announced record-setting financial and operational results for the year ended December 31, 2020. Company management will conduct a conference call with related slides today at 8:30 a.m. Eastern Time to discuss these results, including MTBC’s two largest acquisitions, accelerated organic growth, and continued innovation across its suite of technology-enabled solutions. Management will also provide initial guidance for 2021.

2020 Full Year Highlights

●	Record full-year revenue of $105.1 million, 63% growth over 2019
●	GAAP net loss of $8.8 million
●	Record adjusted net income of $8.5 million, or $0.63 per share
●	Record adjusted EBITDA of $10.9 million, 34% growth over 2019

2020 Fourth Quarter Highlights

●	Record fourth quarter revenue 2020 of $32 million, double the fourth quarter 2019 revenue
●	GAAP net income of $154,000
●	Record adjusted net income of $4.9 million, or $0.37 per share
●	Record adjusted EBITDA of $5.7 million, an increase of 105% from fourth quarter 2019

“2020 was another record-breaking year for us as we closed the two largest acquisitions in MTBC’s history, doubled the velocity of our organic growth, significantly expanded the power and reach of our cloud-based solutions, and achieved the strongest customer retention rates in our history as a public company,” said Stephen Snyder, MTBC’s Chief Executive Officer. “We grew revenue by 63% to $105.1 million, and increased adjusted EBITDA by 34% to a record $10.9 million, producing our fifteenth consecutive quarter of positive adjusted EBITDA. We further demonstrated our ability to rapidly scale both revenue and profitability, positioning us to benefit from further improvements in operating leverage and profitability within our existing platform in 2021.”

“In addition to discussing our 2020 performance, today we are very pleased to announce that we will be changing MTBC’s name to “CareCloud, Inc.” to better reflect our decades-long culture of innovation and unwavering commitment to providing powerful cloud-based solutions that drive the business of healthcare,” Snyder continued. “This brand merger will be effective on March 29, 2021.”

“2020 was a watershed year for MTBC and we are better positioned than ever to support our existing customers and grow our business during 2021 and beyond,” said A. Hadi Chaudhry, MTBC’s President. “Today, we serve more than three times as many healthcare providers as we served at the start of 2020 and we also significantly expanded our technology solutions during the year, including a new, integrated telehealth offering to support our heroic healthcare providers on both our core MTBC platform and the CareCloud platform we acquired in January. Since the start of 2020, we have also expanded our offerings to include innovative robotic process automation, leading business intelligence and analytics, and other cloud-based solutions that help streamline critical clinical and business workflows. These additional capabilities will help drive our continued growth during 2021 and beyond.”

“In addition to a record year of financial performance, MTBC was named ‘Public Company of the Year’ by TechUnited, based on our stock price appreciation, sustained growth, and operational strength as a Nasdaq-listed company,” said Bill Korn, MTBC’s Chief Financial Officer. “Our 2020 revenue represents a ten-fold increase in the six years since our Nasdaq IPO and the challenging global environment truly validated our unique operating model. Our cloud-based platform gave our clients flexibility to work remotely and see patients via telehealth, while our distributed global team approach enabled us to continue operating at a time when many industry participants struggled with shutdowns. Our access to capital meant that we were able to complete two public offerings despite turmoil in the financial markets, giving us the capital to complete our two largest acquisitions in a single year.”

Full Year 2020 Financial Results

Revenue for the full year 2020 was a record $105.1 million, an increase of 63% compared to $64.4 million in 2019, and was in the upper half of our guidance range of $104 to $106 million. Revenue has grown at a compound annual rate of 39% per year since MTBC’s IPO at a $10 million revenue run rate in July 2014.

“While the largest element of our 2020 revenue growth is attributable to the CareCloud and Meridian acquisitions, 2020 was also one of our best years ever for organic sales, with bookings that are expected to generate annual recurring revenues equal to more than 20% of our prior year’s revenue and 9% revenue growth from a combination of new organic customers and growth in revenue from existing customers,” remarked Bill Korn, MTBC’s Chief Financial Officer.

For the full year 2020, the GAAP net loss was $8.8 million, or $1.79 per share, which included $9.9 million in non-cash depreciation and amortization expense and $6.5 million in stock-based compensation expense. The GAAP net loss per share is based on net loss attributable to common shareholders, which takes into account the preferred stock dividends declared during the year.

Non-GAAP adjusted net income for 2020 was $8.5 million, or $0.63 per share, an improvement of $1.7 million compared to last year and a new record. Non-GAAP adjusted net income per share is calculated using the end-of-period common shares outstanding. Non-GAAP adjusted diluted net income per share is $0.50, using end-of-period shares outstanding plus common shares issuable upon exercise of in-the-money warrants and vesting of outstanding restricted stock units.

MTBC now has a significant number of outstanding stock warrants which are exercisable and in-the-money, but are excluded under GAAP from earnings per share calculations as the shares are considered antidilutive. To assist in evaluating the effect of these prospective shares, the Company now reports adjusted diluted earnings per share. The sellers of Meridian and CareCloud were granted a total of 4.25 million warrants to purchase shares of MTBC’s common stock at prices between $7.50 and $10.00 per share, with a two-year life for the $7.50 warrants and a three-year life for the $10.00 warrants. If all of these warrants were exercised, MTBC would receive approximately $34 million of cash proceeds, and the non-GAAP adjusted diluted net income per share reflects the impact of such a potential exercise.

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Adjusted EBITDA for the full year of 2020 increased 34% to a record $10.9 million, as compared to $8.1 million in 2019. Adjusted EBITDA was within the $10 to $12 million guidance range. Adjusted EBITDA excludes $6.5 million in stock-based compensation expense, $9.9 million in non-cash depreciation and amortization expense and $2.7 million of integration and transaction costs related to recent acquisitions.

“As we continue to scale our business, through both organic and strategic means such as the CareCloud and Meridian acquisitions, we are able to spread our fixed expenses over a larger revenue base and generate larger adjusted EBITDA and adjusted net income than we ever have before,” said Bill Korn.

Fourth Quarter 2020 Financial Results

Revenue for the fourth quarter 2020 was $32 million, which was double the revenue in the corresponding quarter of 2019. Bill Korn noted “we saw a small decline in patient volumes due to Covid-19 during fourth quarter 2020, but, the decline averaged approximately 5% of historical levels, which was much less significant than we saw during second quarter 2020.”

The fourth quarter 2020 GAAP operating income was $410,000, and non-GAAP adjusted operating income for fourth quarter 2020 was $5.1 million, or 16% of revenue, which was a new record for MTBC. “The fourth quarter 2020 adjusted operating income represents an improvement of $1.5 million from the adjusted operating income in third quarter 2020 and double the adjusted operating income in fourth quarter 2019,” said Bill Korn.

The fourth quarter 2020 GAAP net income was $154,000, as compared to a net income of $332,000 in the same period last year. GAAP net income was positive despite $3.0 million of non-cash depreciation and amortization expenses and $1.6 million in stock-based compensation expense.

Non-GAAP adjusted net income for fourth quarter 2020 was $4.9 million, or $0.37 per share, one more new record. On a fully-diluted basis, non-GAAP adjusted diluted earnings per share was $0.29. Adjusted earnings per share are computed using end-of-period shares outstanding, and adjusted diluted earnings per share includes common shares issuable upon exercise of in-the-money warrants and vesting of outstanding restricted stock units.

Adjusted EBITDA for fourth quarter 2020 was $5.7 million, or 18% of revenue, against $2.8 million in the same period last year, and a final new record.

In fourth quarter 2020, cash flow provided by operations was $3.4 million.

Cash Balance and Capital

As of December 31, 2020, the Company had approximately $20.9 million of cash, an untapped $10 million line of credit with Silicon Valley Bank, and positive working capital (current assets less current liabilities) of approximately $15.8 million.

During 2020, the Company raised net proceeds of $44.5 million by issuing 1,932,000 of its non-convertible Series A Preferred Stock, some of which was later used for our acquisitions of CareCloud and Meridian. The Series A Preferred Stock is perpetual, trades on the Nasdaq Global Market under the ticker MTBCP, pays monthly cash dividends at the rate of 11% per annum and can be redeemed at the Company’s option at $25.00 per share.

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2021 Full Year Guidance

MTBC is providing the following forward-looking guidance for the fiscal year ending December 31, 2021:

For the Fiscal Year Ending December 31, 2021 Forward-Looking Guidance

Revenue	$133 – $137 million
Adjusted EBITDA	$22 – $25 million

The Company anticipates full year 2021 revenue of approximately $133 to $137 million, which represents growth of 27% to 30% over 2020 revenue and implies a compound annual growth rate from 2017 through 2021 of approximately 44%. “This will be our fifth consecutive year with anticipated annual revenue growth of 25% or more, which is a record few public companies have been able to achieve,” remarked Bill Korn. Revenue guidance is based on management’s expectations regarding revenues from existing clients, recent acquisitions and new clients acquired through organic growth and/or tuck-ins, but excludes the effects of any additional, material acquisitions.

Adjusted EBITDA is expected to be $22 to $25 million for full year 2021, growth of 102% to 130% over 2020 adjusted EBITDA, as the Company continues to reduce expenses from the CareCloud and Meridian acquisitions completed during 2020.

Conference Call Information

MTBC management will host a conference call today at 8:30 a.m. Eastern Time to discuss the 2020 results. The live webcast of the conference call and related presentation slides can be accessed under Events & Presentations at ir.mtbc.com/events. An audio-only option is available by dialing 201-493-6779 and referencing “MTBC Full Year 2020 Earnings Call.” Investors who opt for audio only will need to download the related slides at ir.mtbc.com/events.

A replay of the conference call with slides will be available approximately one hour after conclusion of the call at the same link. An audio replay can also be accessed by dialing 201-493-6779 and providing access code 13716642.

About MTBC

MTBC is a healthcare information technology company that provides a full suite of proprietary cloud-based solutions, together with related business services, to healthcare providers and hospitals throughout the United States. Our Software-as-a-Service (or SaaS) platform includes revenue cycle management (RCM), practice management (PM), electronic health record (EHR), and patient experience management (PXM) solutions for high-performance medical groups. MTBC helps clients increase financial and operational performance, streamline clinical workflows and make better business and clinical decisions, allowing them to improve patient care while reducing administrative burdens and operating costs. MTBC’s common stock trades on the Nasdaq Global Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the Nasdaq Global Market under the ticker symbol “MTBCP.”

Follow MTBC on LinkedIn, Twitter and Facebook.

For additional information, please visit our website at www.mtbc.com. To view MTBC’s latest investor presentations, read recent press releases, and listen to interviews with management, please visit ir.mtbc.com.

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Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.mtbc.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, potential acquisitions, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective operations in Pakistan and Sri Lanka, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE MTBC

Company Contact:

Bill Korn

Chief Financial Officer

MTBC, Inc.

bkorn@mtbc.com

Investor Contact:

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200

Media Inquiries:

Mike Cuesta

Chief Marketing Officer

MTBC, Inc.

mcuesta@mtbc.com

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MTBC, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020 AND 2019

($ in thousands, except share and per share amounts)

	December 31,	December 31,
	2020	2019

ASSETS
CURRENT ASSETS:
Cash	$20,925	$19,994
Accounts receivable, net	12,089	6,995
Contract asset	4,105	2,385
Inventory	399	491
Current assets - related party	13	13
Prepaid expenses and other current assets	7,288	1,123
Total current assets	44,819	31,001
Property and equipment - net	4,921	2,908
Operating lease right-of-use assets	7,743	3,526
Intangible assets - net	29,978	5,977
Goodwill	49,291	12,634
Other assets	1,247	356
TOTAL ASSETS	$137,999	$56,402
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,461	$3,491
Accrued compensation	2,590	1,836
Accrued expenses	8,501	2,111
Operating lease liability (current portion)	4,729	1,689
Deferred revenue (current portion)	1,173	20
Accrued liability to related party	1	1
Deferred payroll taxes	927	-
Notes payable (current portion)	401	284
Dividend payable	4,241	1,746
Total current liabilities	29,024	11,178
Notes payable	41	83
Deferred payroll taxes	927	-
Operating lease liability	6,297	2,041
Deferred revenue	305	19
Deferred tax liability	160	244
Total liabilities	36,754	13,565
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value - authorized 7,000,000 shares at December 31, 2020 and December 31, 2019; issued and outstanding 5,475,279 and 2,539,325 shares at December 31, 2020 and December 31, 2019, respectively	5	2
Common stock, $0.001 par value - authorized 29,000,000 shares at December 31, 2020 and December 31, 2019; issued 14,121,044 and 12,978,485 shares at December 31, 2020 and December 31, 2019, respectively; 13,380,245 and 12,237,686 shares outstanding at December 31, 2020 and December 31, 2019, respectively	14	13
Additional paid-in capital	136,781	69,403
Accumulated deficit	(33,889)	(25,076)
Accumulated other comprehensive loss	(1,004)	(843)
Less: 740,799 common shares held in treasury, at cost at December 31, 2020 and December 31, 2019	(662)	(662)
Total shareholders’ equity	101,245	42,837
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$137,999	$56,402

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MTBC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

($ in thousands, except share and per share amounts)

	December 31,
	2020	2019
NET REVENUE	$105,122	$64,439
OPERATING EXPENSES:
Direct operating costs	64,821	41,186
Selling and marketing	6,582	1,522
General and administrative	22,811	17,912
Research and development	9,311	871
Change in contingent consideration	(1,000)	(344)
Depreciation and amortization	9,905	3,006
Restructuring, impairment and unoccupied lease charges	963	219
Total operating expenses	113,393	64,372
OPERATING (LOSS) INCOME	(8,271)	67
OTHER:
Interest income	42	262
Interest expense	(488)	(383)
Other income (expense) - net	7	(625)
LOSS BEFORE PROVISION FOR INCOME TAXES	(8,710)	(679)
Income tax provision	103	193
NET LOSS	$(8,813)	$(872)

Preferred stock dividend	13,877	6,386
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(22,690)	$(7,258)

Net loss per common share: basic and diluted	$(1.79)	$(0.60)
Weighted-average common shares used to compute basic and diluted loss per share	12,678,845	12,087,947

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MTBC, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

($ in thousands)

	2020	2019
OPERATING ACTIVITIES:
Net loss	$(8,813)	$(872)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	10,134	3,071
Lease amortization	2,889	1,888
Deferred revenue	263	(5)
Provision for doubtful accounts	369	118
(Benefit) provision for deferred income taxes	(84)	80
Foreign exchange (gain) loss	(14)	827
Interest accretion	677	498
Gain on sale of assets	(5)	(38)
Stock-based compensation expense	6,502	3,216
Change in contingent consideration	(1,000)	(344)
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	394	765
Contract asset	(300)	362
Inventory	92	(47)
Other assets	(118)	(529)
Accounts payable and other liabilities	(11,878)	(1,372)
Net cash (used in) provided by operating activities	(892)	7,618
INVESTING ACTIVITIES:
Purchase of property and equipment	(2,589)	(2,020)
Capitalized software	(5,163)	(538)
Cash paid for acquisitions (net)	(23,717)	(1,600)
Net cash used in investing activities	(31,469)	(4,158)
FINANCING ACTIVITIES:
Preferred stock dividends paid	(11,382)	(6,109)
Settlement of tax withholding obligations on stock issued to employees	(2,198)	(1,392)
Repayments of notes payable, net	(666)	(430)
Contingent consideration payments	-	(183)
Proceeds from exercise of warrants	4,450	-
Net proceeds from issuance of preferred stock	44,543	9,586
Proceeds from line of credit	19,500	-
Repayments of line of credit	(19,500)	-
Settlement of contingent obligation	(1,325)	-
Other financing activities	-	(50)
Net cash provided by financing activities	33,422	1,422
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(130)	640
NET INCREASE IN CASH	931	5,522
CASH - beginning of the period	19,994	14,472
CASH - end of the period	$20,925	$19,994
SUPPLEMENTAL NONCASH OPERATING, INVESTING AND FINANCING ACTIVITIES:
Preferred stock issued in connection with CareCloud and Meridian acquisitions	$24,000	$-
Vehicle financing obtained	$28	$25
Dividends declared, not paid	$4,241	$1,746
Purchase of prepaid insurance through assumption of note	$668	$301
Warrants issued	$5,070	$-
Escrow recorded as indemnification asset and offsetting accrual	$4,000	$-
SUPPLEMENTAL INFORMATION - Cash paid during the year for:
Income taxes	$85	$119
Interest	$165	$67

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net loss.

	December 31,
	2020	2019
	($ in thousands)
Net revenue	$105,122	$64,439

GAAP net loss	(8,813)	(872)

Provision for income taxes	103	193
Net interest expense	446	121
Foreign exchange loss / other expense	71	827
Stock-based compensation expense	6,502	3,216
Depreciation and amortization	9,905	3,006
Transaction and integration costs	2,694	1,735
Restructuring, impairment and unoccupied lease charges	963	219
Change in contingent consideration	(1,000)	(344)
Adjusted EBITDA	$10,871	$8,101

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Non-GAAP Adjusted Operating Income

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating loss and GAAP operating margin.

	December 31,
	2020	2019
	($ in thousands)
Net revenue	$105,122	$64,439

GAAP net loss	(8,813)	(872)
Provision for income taxes	103	193
Net interest expense	446	121
Other (income) expense - net	(7)	625
GAAP operating (loss) / income	(8,271)	67
GAAP operating margin	(7.9%)	0.1%

Stock-based compensation expense	6,502	3,216
Amortization of purchased intangible assets	8,127	1,877
Transaction and integration costs	2,694	1,735
Restructuring, impairment and unoccupied lease charges	963	219
Change in contingent consideration	(1,000)	(344)
Non-GAAP adjusted operating income	$9,015	$6,770
Non-GAAP adjusted operating margin	8.6%	10.5%

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net loss and GAAP net loss per share.

	December 31,
	2020	2019
	($ in thousands except for per share amounts)
GAAP net loss	$(8,813)	$(872)

Foreign exchange loss / other expense	71	827
Stock-based compensation expense	6,502	3,216
Amortization of purchased intangible assets	8,127	1,877
Transaction and integration costs	2,694	1,735
Restructuring, impairment and unoccupied lease charges	963	219
Change in contingent consideration	(1,000)	(344)
Income tax (benefit) expense related to goodwill	(85)	80
Non-GAAP adjusted net income	$8,459	$6,738

End-of-period shares	13,380,245	12,237,686

Non-GAAP adjusted net income per share	$0.63	$0.55

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For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding as of December 31, 2020 and 2019. To determine non-GAAP adjusted diluted net income per share, we used the number of common shares outstanding as of December 31, 2020 and 2019, plus the number of common shares issuable upon the exercise of in-the-money warrants and outstanding, unvested RSUs.

	December 31,
	2020	2019
GAAP net loss attributable to common shareholders, per share	$(1.79)	$(0.60)
Impact of preferred stock dividend	1.13	0.53
Net loss per end-of-period share	(0.66)	(0.07)

Foreign exchange loss / other expense	0.01	0.07
Stock-based compensation expense	0.49	0.26
Amortization of purchased intangible assets	0.60	0.15
Transaction and integration costs	0.20	0.14
Restructuring, impairment and unoccupied lease charges	0.07	0.02
Change in contingent consideration	(0.07)	(0.03)
Income tax (benefit) expense related to goodwill	(0.01)	0.01
Non-GAAP adjusted earnings per share	$0.63	$0.55

End-of-period common shares	13,380,245	12,237,686
In-the-money warrants and outstanding unvested RSUs	3,392,575	576,084
Total fully diluted shares	16,772,820	12,813,770
Non-GAAP adjusted diluted earnings per share	$0.50	$0.53

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration, transaction, restructuring and impairment costs, unoccupied lease charges and changes in contingent consideration.

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Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, restructuring costs and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, restructuring costs changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange / other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Restructuring, impairment and unoccupied lease charges. Restructuring charges represent the remaining lease costs for a facility no longer used by the Company as the employees were transferred to another Company facility. Impairment charges represent charges recorded for a leased facility no longer being used by the Company. Unoccupied lease charges represent the portion of lease and related costs for vacant space not being utilized by the Company. The Company is marketing both the unused facilites and the unused space for sub-lease. In February 2021 the Company was able to settle one lease obligation.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of certain acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in the forecasted revenues of the acquired businesses.

Tax expense (benefit) related to goodwill. Income tax expense (benefit) resulting from the amortization of goodwill related to our acquisitions represents a charge (benefit) to record the tax effect resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

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